UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2024

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and CEO

On January 31, 2024, CVRx, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Kevin Hykes as President and Chief Executive Officer (“CEO”), effective February 12, 2024. Mr. Hykes succeeds Nadim Yared, who previously announced his plans to retire upon the appointment of his successor. Mr. Hykes has served as a member of the Board since December 2022 and will remain on the Board. Mr. Yared will retire from the Board at the time of his retirement as CEO and will consult with the Company to ensure a seamless transition. A copy of the press release announcing Mr. Hykes’ appointment is filed as Exhibit 99.1 hereto.

Mr. Hykes, age 58, currently serves as the President and CEO of Augmedics, an augmented reality surgical navigation company, a position he has held since December 2021. He has also served as a Venture Advisor to Vensana Capital, a medtech-focused investment firm, since November 2019. Mr. Hykes previously served as the President and Chief Executive Officer of each of Bardy Diagnostics, Inc., a remote cardiac monitoring and individual health services company, from August 2020 until its acquisition in June 2021, and Relievant, Inc., a provider of interventional treatment for chronic low back pain, from 2017 to January 2020. He also served as Chairman and Chief Executive Officer of Metavention, a neuromodulation company, from 2013 to 2017, President and Chief Executive Officer of Cameron Health, Inc., a cardioverter-defibrillator medical device company from 2010 until its acquisition in 2013, and Chief Commercial Officer of Visiogen, Inc., a developer of products for cataract and refractive patients, from 2008 until its acquisition in 2010. Mr. Hykes served as an Operating Partner at Versant Ventures, a healthcare focused venture capital firm, from 2013 to 2017. Mr. Hykes currently serves on the board of directors of Metavention and previously served on the board of directors of Veran Medical Systems, Inc., an interventional pulmonology medical device company. Mr. Hykes received a B.A. in Business Administration from the University of Wisconsin and an M.B.A. from Northwestern University.

Employment Agreement with Mr. Hykes

Upon approval by the Compensation Committee of the Board, the Company entered into an Employment Agreement with Mr. Hykes providing for the following compensation for Mr. Hykes: (i) annual base salary of $640,000, (ii) target annual cash incentive of 75% of base salary (with the payout for 2024 prorated for the portion of the year during which Mr. Hykes serves as CEO), (iii) stock options to purchase 360,000 shares of the Company’s common stock, which will be granted as an inducement award pursuant to Rule 5635(c)(4) of the Nasdaq listing rules upon the commencement of Mr. Hykes’ employment, and (iv) a cash sign-on bonus of $150,000 that is subject to repayment if Mr. Hykes’ employment is terminated by the Company for cause or if Mr. Hykes resigns other than for constructive discharge, as provided in the agreement. The stock options will vest as to 25% of the shares on the first anniversary of the date of grant and in successive equal monthly installments over the subsequent three years, subject to continued employment with the Company and the terms and conditions in the stock option agreement, which, in addition to the Company’s standard vesting terms, provide for continued vesting of stock options in the event Mr. Hykes’ employment is terminated by the Company without cause within the first two following the grant date, subject to compliance with certain covenants.

Pursuant to the Employment Agreement, Mr. Hykes is eligible for severance paid in the form of 12 months of base salary continuation and reimbursement of medical insurance premiums for 12 months in the event his employment is terminated by the Company without cause or if he is constructively terminated, and he is eligible for a payment equal to 18 months of base salary plus 150% of his annual target bonus, plus reimbursement of medical insurance premiums for 18 months, in the event his employment is terminated by the Company without cause or if he is constructively discharged within three months before or 18 months following a change in control of the Company, with all terms defined the same as in the form of employment agreement for other Company executive officers and receipt of payments and benefits conditioned on signing and not rescinding a release of claims and complying with certain restrictive covenants. The Employment Agreement is filed as Exhibit 10.1 hereto.

Transition and Consulting Agreement with Mr. Yared

Upon approval of the Compensation Committee of the Board, the Company also entered into a Transition and Consulting Agreement with Mr. Yared, pursuant to which Mr. Yared will reitre as CEO and from the Board effective at the end of the day on February 11, 2024, after which he will provide services to the Company as a consultant through December 31, 2024, subject to the terms of the agreement. Mr. Yared will be paid a consulting fee of $550 per hour and will be eligible to receive a bonus of $119,437.50 for 2024, which was determined by reference to what his target bonus would have been for 2024 and pro-rated for the first quarter of the year, subject to his performance under the consulting services and transition of his responsibilities to the new CEO. In addition, Mr. Yared will be entitled to continued vesting of his stock options, including a grant to be made to him for 2024, so long as he complies with certain post-employment restrictive covenants and a stock ownership condition and he is in compliance with any consulting arrangement then in effect, and he will have until the earlier of five years from the date of termination of his employment or the stated expiration date of the option to exercise his stock. The Transition and Consulting Agreement is filed as Exhibit 10.2 hereto.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Kevin Hykes dated January 26, 2024
10.2	Transition and Consulting Agreement between the Company and Nadim Yared dated January 30, 2024
99.1	Press release of CVRx, Inc., dated January 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: January 31, 2024	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer

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